Exhibit 99.1

env1va Enviva Partners, LP Business Overview (NYSE: EVA) Last Updated: May 5, 2020

FORWARD-LOOKING AND CAUTIONARY STATEMENTS Forward-looking statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” the “Partnership,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments, and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, the ability of Enviva to complete acquisitions and realize the anticipated benefits of such acquisitions, impact of compliance with legislation and regulations and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and market data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. 2

COMPANY HIGHLIGHTS: HIGH-GROWTH, “DROP-DOWN” MLP

WORLD’S LARGEST SUPPLIER OF UTILITY-GRADE WOOD PELLETS TO MAJOR POWER GENERATORS WITH 3.5 MILLION METRIC TONS PER YEAR (“MTPY”) OF FULLY CONTRACTED PRODUCTION CAPACITY

COMPELLING INDUSTRY FUNDAMENTALS	▪ Significant long-term demand for wood pellets driven by the global commitment to limit the impact of climate change, as evidenced by the 2030 renewable energy directive and 2050 “net-zero” emission targets across Europe and Asia, firm country-level coal phase-out mandates, and scientific conclusions by leading international organizations, such as UN IPCC[1] and IRENA,[2] on the critical role of biomass in decarbonatization ▪ Critical supply chain partner for major power, heat or combined heat and power generators worldwide
ADVANTAGED ASSETS	▪ Fully contracted, strategically located production plants exporting through multiple deep-water marine terminals ▪ Strong fiber baskets deliver low-cost, growing natural resource, and stable pricing ▪ Embedded low-cost to-port logistics and favorable long-term fixed-rate shipping contracts
LONG-TERM OFF-TAKE CONTRACTS	▪ Sales strategy is to fully contract our production capacity under long-term, take-or-pay, off-take contracts ▪ Contracts carry a weighted-average remaining term of 11.4 years and a product sales backlog of $10.2 billion,[3] increasing to 13.9 years and $19.2 billion, respectively, if volumes held by our Sponsor and the Sponsor JV were included[4] ▪ By 2025, combined portfolio expected to consist of ~6.7 million MTPY of off-take contracts, split approximately evenly between European and Asian utilities, major trading houses, and power generator customers[4]
SUBSTANTIAL GROWTH OPPORTUNITIES	▪ Announced operational and financial results that were largely unaffected by the COVID-19[5] pandemic and reaffirmed full-year 2020 adjusted EBITDA, distributable cash flow, and distribution per unit guidance[6] ▪ An 11% compound annual distribution per unit growth rate[7] and 19 consecutive distribution increases since the Partnership’s IPO in 2015. Continue to target distribution coverage ratio of at least 1.20 times for the full-year 2020, on a forward-looking annual basis[6] ▪ Potential to more than double the Partnership’s 2019 adjusted EBITDA of ~$141.3 million in a few years with drop-downs, expansions, and 7-10% anticipated annual organic growth ▪ Our Sponsor and the Sponsor JV’s long-term contracts, with weighted-average remaining term of 16.8 years, and product sales backlog of $9.0 billion, underwrite the Greenwood plant, the Lucedale plant, and several additional plants[8]
EXPERIENCED MANAGEMENT	▪ Management team led by industry founders and seasoned public company executives ▪ Demonstrated expertise acquiring, building, operating, and contracting / re-contracting platform assets ▪ Management rewarded for sustained growth in per-unit distributable cash flow

1) United Nations Intergovernmental Panel on Climate Change; 2) The International Renewable Energy Agency; 3) As of April 1, 2020, excluding firm and contingent contracts between our long-term off-take customers and Enviva Holdings, LP (our “Sponsor”) and Enviva JV Development Company, LLC (the “Sponsor JV”); 4) Includes contracts between our long-term off-take customers and the Partnership, our Sponsor, and the Sponsor JV. We expect to have the opportunity to acquire assets or completed development projects from our Sponsor or the Sponsor JV in the future; 5) “COVID-19” refers to a novel strain of coronavirus; 6) Additional details are available as part of our press release as of April 29, 2020; 7) The Partnership’s compound annual distribution per common unit growth rate is based on distributions declared since the Partnership’s IPO and through the first quarter of 2020; 8) The Sponsor and the Sponsor JV are progressing development of wood pellet production plants and marine terminals, including constructing a deep-water marine terminal in Pascagoula, Mississippi (the “Pascagoula terminal”) and a wood pellet production plant in Lucedale, Mississippi (the “Lucedale plant”), investing incremental capital in a wood pellet production plant in Greenwood, South Carolina (the “Greenwood plant”), developing a potential wood pellet production plant in Epes, Alabama (the “Epes plant”), and evaluating additional sites

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ENVIVA IMPROVES THE ENVIRONMENT BY DISPLACING COAL1 AND GROWING MORE TREES2 1) Increasing the share of biomass on the global grid system is critical to the global energy transition. International Renewable Energy Agency’s Global Energy Transformation: A Roadmap to 2050 (2019 Edition) report calls for the share of modern biomass for energy generation to increase from 5% in 2016 to 16% in 2050, and the share of coal for energy generation to decrease from 14% to 3% over the same period Landowners in the US South respond to strong markets for forest products by making investments in their forests and there is a clear positive relationship between rates of forest harvest and forest acreage, growth, and inventory. Based on FIA data for the US South covering the 70-year period since 1953, Forest2Market concluded that “Increased demand for wood … encouraged landowners to invest in productivity improvements that dramatically increased the amount of wood fiber, and therefore the amount of carbon, contained in the South’s forests.” Source: Forest2Market report, Historical Perspective on the Relationship between Demand and Forest Productivity in the US South, July 2017 Eurostat. Inland coal consumption in key European countries that Enviva serves Industrial wood pellet demand for Belgium, Denmark, Netherlands and United Kingdom. Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 4th Quarter 2019 FIA Data. Enviva’s primary sourcing regions consist of the Chesapeake (NC, VA); Sampson (NC); Greenwood (SC, GA); and Gulf (AL, FL and GA) regions 2) 3) 4) 5) 4 Million MT Million MT Million MT Through 2019, wood pellets supplied by the Partnership and our Sponsor have effectively displaced 15 million MT of coal. With existing contracts running through 2044, the Partnership and our Sponsor are on track to displace another 86 million MT of coal Strong Forest Inventory Growth in Enviva’s Sourcing Regions5 2,400 2,350 2,300 2,250 2,200 2,150 2,100 2,050 2,000 1,950 2012201320142015201620172018 Wood Pellet Consumption More Than Doubled4 12 10 8 6 4 2 0 2012201320142015201620172018 Coal Consumption Declined by More than Half3 120 100 80 60 40 20 0 2012201320142015201620172018 BelgiumDenmarkNetherlandsUK

WOOD PELLETS SOLVE A GROWING, UNMET CHALLENGE FOR GENERATORS

Major industrial economies in Europe and Asia are far short of binding, national-level 2030 renewable targets

Japan is also addressing capacity shortage issues following the Fukushima nuclear disaster

Progress to Binding 2030 Renewables Targets[1]



70%
66%
54%
52%
55%
44%
25%
% Short
% of Target
NL
UK
BEL
FR
GER
DK
JP

Wood Pellet vs. Coal Attributes

	Wood Pellets[2]	Southern PRB Coal[3]
Heat Content (BTU / lb)	8,000	8,600
Moisture	4 – 10%	26 – 30%
Ash	0 – 2%	4.6 – 5.7%
Sulfur	0 – 0.15%	< 1.0%

Wood pellets provide the low-cost, drop-in solution for coal

Market growing rapidly to 34 million MTPY in 2024
Expected 11% CAGR[4]

Forecasted 2024 Industrial Pellet Volume (Million MTPY)[4]



Asia
Europe
15.8
17.9
Implied Supply Gap
9.1
Existing Supply
24.6
Demand
Supply

1) Japan's 2030 renewable energy target is 22% - 24% per the 5th Strategic Energy Plan. Japan's current renewable energy makes up 18% of the overall energy mix, per Japan's Ministry of Economic, Trade and Industry ("METI"). Source for European data: European Environmental Agency (EEA) Report No. 16/2018: Trends and Projections in Europe 2018. Based on 2017 data. Share of renewables in energy consumption in the EU reached 17.4%; 2) Enviva estimates; 3) Source: Union Pacific;
4) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 1st Quarter 2020. North American industrial pellet demand forecasted to be 90,000 MTPY in 2024

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ENVIVA'S OPERATIONS: FAMILIAR MIDSTREAM ACTIVITIES WITH CONTRACTED CASH FLOWS

Fiber "Upstream"			Enviva's Operations "Midstream"			Customers / Growth "Downstream"	
RENEWABLE		Gathering	Processing Drying Densifying	Storage	Truck Rail Vessel	Off-take Contracts	Drax, ENGIE, Ørsted, RWE, MGT, Mitsubishi, Lynemouth, Marubeni, Sumitomo, Toyota Tsusho
CONVENTIONAL		Gathering	Processing Washing Fractionating	Storage	Truck Pipeline Rail Vessel	Off-take Contracts	MPC, Valero, Phillips 66, PBF Energy

Robust Fiber Basket

- Southeast U.S. – structural cost of goods advantage and sustainable feedstock
- Stranded natural resource with very stable pricing
- Fragmented supply base – thousands of sellers, only a few buyers of low-grade fiber
- Strong growth to drain – more fiber grows every year than is harvested
- Actual cost of fiber ("stumpage") is a small portion of our overall cost tower

Portfolio of Production & Terminaling Assets

- Clusters of geographically dispersed, fully contracted fleet of production plants
- Strategically located portfolio of ports providing optimal to-port logistics
- Build & copy design – leverages common processes and operational knowledge
- Large scale optimizes fixed-cost absorption
- Long-term, fixed-rate shipping contracts matching off-take tenor and volume

Long-term Contracts with Significant Growth

- Fully contracted through 2025; weighted-average remaining term of 11.4 years and backlog of $10.2 billion[1]
- Including contracts held at our Sponsor, increases to 13.9 years and $19.2 billion,[2] respectively, driving the need for several additional production facilities and a terminal[3]
- Fixed price (with escalators), take-or-pay contracts with bunker fuel passthroughs and other margin protection
- Diversified, creditworthy customer base
- Significant contract pipeline supported by global policies (UN IPCC, RED II, etc.), country-specific renewable & carbon-reduction mandates and elimination of coal
- Biomass power & heat generation is cost-competitive on an unsubsidized basis with natural gas and a cost-advantaged complement to intermittent renewables

1) As of April 1, 2020, excluding volumes under the contracts between long-term off-take customers and our Sponsor and the Sponsor JV; 2) As of April 1, 2020, includes all volumes under the firm and contingent off-take contracts held by the Partnership, the Sponsor and the Sponsor JV. Although the Partnership expects to have the opportunity to acquire these contracts from our Sponsor and the Sponsor JV, there can be no guarantee that the Partnership acquires all or any of the contracts; 3) The Sponsor and the Sponsor JV are progressing development of wood pellet production plants and marine terminals, including constructing the Pascagoula terminal and the Lucedale plant, investing incremental capital in the Greenwood plant, developing the Epes plant, and evaluating additional sites. Although we expect to have the opportunity to acquire assets or completed development projects and associated contracts from our Sponsor or the Sponsor JV in the future, we cannot assure you that our Sponsor or the Sponsor JV will be successful in completing their development/improvement projects or that we will successfully negotiate an agreement with our Sponsor or the Sponsor JV to acquire such assets, projects, or associated contracts

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EVA TOTAL RETURNS1 1) As of April 30, 2020. Based on Bloomberg’s total return data, which assumes reinvestment of distributions/dividends. Normalized for comparison purposes 7 260 148% 220 180 56% 14038% 100 60 (54%) EVAAlerian MLP IndexMSCI USA IMI ESGS&P 500 20 Since IPO in 2015, EVA has outperformed the S&P 500 by 92% and the Alerian MLP Index by 202%

Enviva’s Port of Chesapeake Marine terminal Compelling Industry Fundamentals

ECONOMIC ADVANTAGE AND REGULATORY STABILITY DRIVE ORDERLY GROWTH

Policy Characteristics for Enviva's Target Markets

1. Biomass energy providing a compelling solution to the "trilemma" of energy cost, decarbonization, and grid stability as regulators continue to phase out coal-fired power generation
2. Baseload / dispatchable characteristics of biomass power seen as a major advantage as electricity systems are placed under strain
3. Policy-makers focused on improving financial discipline on a "total cost" basis, leading to more competition among renewables, where biomass can prevail
4. In June 2019, the UK became the first major economy to pass a law to bring greenhouse gas emissions to net-zero by 2050, which the UK government's advisory Committee on Climate Change estimated would require that 15% of the energy mix come from biomass, up from approximately 7% today
5. Asian market maturing towards long-term supply contract structure, and can be cost-competitively supplied from the Southeastern U.S.
6. In Japan, most nuclear reactors remain offline, creating capacity constraints due to lack of baseload generation. World's highest feed-in tariff incenting renewable power generation
7. Biomass co-firing of U.S. coal fleet can extend plant lives, preserve jobs, and benefit rural economies

Total System Cost of Electricity in Germany (€ / MWh)[1]



Solar
Onshore Wind
Biomass Conversion
CCGT
Biomass Conversion with CHP
0 €
50 €
100 €
150 €

Levelized Cost of Electricity in Japan in 2020 (US$ / MWh)[2]



Solar
Wind
Dedicated Biomass
CCGT
Biomass Co-Firing
$0
$50
$100
$150
$200
$250

1) Aurora Energy Research – Biomass conversions & the system cost of renewables (November 2016). Total System Cost of Electricity (TSCE) is the per-megawatt hour cost of building and operating a generating plant over an assumed financial life including intermittency, security of supply, balancing, grid expansion, and heat adjustment (applicable for CHP only). Data is for Germany and may not be representative of all the markets in which we or our customers operate. CHP is Combined Heat & Power. Expansion costs are related to the electricity grid only. New build CCGT could require gas grid expansions, the cost of which is not included here
2) IHS Markit: Levelized Cost of Power Generation in Japan, May 8, 2017. Costs are presented in real terms, as of 2020. In contrast to TSCE, Levelized Cost of Electricity (LCOE) does not include the intermittency costs associated with wind and solar power. LCOE for Dedicated Biomass assumes biomass wood-burning power plants with 112 MW of capacity and 40% efficiency

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INCREASING FOCUS ON WORLD CLIMATE CHANGE UNDERPINS ACCELERATING DEMAND

UN and various NGOs continue to emphasize role of biomass and bioenergy in climate change efforts …

UN IPCC: recently reiterated long-standing view that biomass must play a key role under every single pathway to achieve the goal of limiting climate change to 1.5-degrees °C. *"In the long term, a sustainable forest management strategy aimed at maintaining or increasing forest carbon stocks, while producing an annual sustained yield of timber, fiber, or energy from the forest, will generate the largest sustained mitigation benefit."*

IRENA: reiterated IPCC's view on the critical role of biomass, but also called for a tripling of the amount of modern biomass used for energy production from 5 percent today to 16 percent by 2050, as it laid out its own proposed global pathway to a carbon-neutral and renewable future by 2050

United Nations Climate Action Summit 2019: 65 countries and major sub-national economies committed to cut greenhouse gas ("GHG") emissions to "net-zero" by 2050

Renewable Energy Directive II ("RED II"): dictates that, by 2030, the share of energy from renewable sources must account for at least 32 percent of the European Union's ("EU") gross consumption. Furthermore, the European Commission is required to re-evaluate and potentially increase the 32 percent target by 2023

European Commission: presented European Green Deal and proposed European Climate Law that calls for a legally binding target of net zero GHG emissions by 2050 and addresses the pathway to achieve this target. Recently formed European alliance for a Green Recovery calls for the acceleration of the transition towards climate neutrality and healthy ecosystems as Europe prepares to rebuild its economy after COVID-19

Science Fundamentals of Forest Biomass Carbon Accounting report: concluded that the "carbon benefits of sustainable forest biomass energy are well established" and urged policy makers around the world to base climate change policy decisions on current, consensus peer-reviewed science, rather than studies reliant on arguments that "significantly distort or ignore" the facts

… and many countries with existing and potential customers have announced concrete coal phase-out and GHG emissions reduction plans

"The European Commission adopted a proposal for a European "climate law" to make the bloc's 2050 net zero emissions target legally binding, a top official said… The regulation, which requires approval from parliament and member states, would commit the EU to reduce its net greenhouse gas emissions to zero by 2050."

Reuters, 4 March 2020

"At the initiative of European Parliament's Environment Committee Chairman Pascal Canfin, 180 political decision-makers, business leaders, trade unions, NGOs, and think tanks have come together to form a European alliance for a Green Recovery on April 14. This represents the first pan-European call for mobilisation on post-crisis green investment packages that will work to build the recovery and transformation plans, and will enshrine the fight against clime change as a key pillar of the economic strategy."

NewEurope, 16 April 2020

"The Supreme Court of the Netherlands on Friday ordered the government to cut the nation's greenhouse gas emissions by 25% from 1990 levels by the end of 2020. It was the first time a nation has been required by its courts to take action against climate change."

The New York Times, 20 December 2019


Wood products store carbon for their lifecycle
Innovation unlocks potential new uses of wood
ATMOSPHERE
C
CARBON
Biomass substitutes for fossil fuels
Wood substitutes for non-renewable and energy intensive materials

Source of image: EUSTAFOR: "European State Forecasts Boost the Bioeconomy"

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ENVIVA'S ACTIVITIES SUSTAIN THRIVING, HEALTHY FORESTS

Sponsor's Track & Trace® Program, a first-of-its-kind system, is an important element of our responsible wood supply program and provides unprecedented transparency into our procurement activities

Between 2011, when Enviva opened its first U.S. mill, and 2018, forest inventory in our supply base increased by more than 270 million metric tons[1]

Forest data analytics demonstrate increased harvests and healthy markets increase growth in forest acreage, timber inventory, and carbon stored in the landscape

"An industry that can reduce greenhouse gas emissions, increase forest growth, and create jobs sounds too good to be true. But that is the reality of the emerging wood pellet market in the Southern U.S."[2]

-USDA Chief Economist Robert Johansson

Our Wood Came from These Sources:[3]


1%
Bottomland hardwood forests
3%
Other hardwood forests
17%
Mill & industry residues5
<1%
Arboricultural sources
27%
Pine forests with hardwood understory4
18%
Pine forests
33%
Mixed pine & hardwood forests

Certifications with Annual Audits by Independent Certification Bodies:

FSC www.fsc.org FSC® C110565 The mark of responsible forestry

PEFC / 29-31-238

SUSTAINABLE FORESTRY INITIATIVE SFI-01203

SBP Sustainable Biomass Program

1) 2018 Forest2Market report of USFS FIA data in Enviva's sourcing regions
2) USDA - http://blogs.usda.gov/2015/06/08/study-finds-increasing-wood-pellet-demand-boosts-forest-growth-reduces-greenhouse-gas-emissions-creates-jobs/ 2015
3) The information in this panel is based on wood supplied to the Partnership and our Sponsor's production plants from January through June 2019
4) This wood consists of undersized or "understory" wood that was removed as part of a larger harvest; tops and limbs; brush and "thinnings" that were removed to make additional room for planted pines to grow
5) We can identify the individual production facilities that provided these materials

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SUPPLY GAP CREATED BY MULTIPLE HURDLES TO ENTRY Limited Supply Chain Infrastructure with reputable Fragmented Natural Resource Base term margin stability and Deep Process Capabilities Required Wood Aggregation Truck / Rail Loading Debarking & Chipping Size Reduction Wood Receiving & Storage Shipping Port Storage Drying Pelleting Commitment to Excellence in Safety, Sustainability & Reliability 12 Long-term, fixed-price shipping contracts logistics providers Off-take contract pricing escalators enable long-mitigate exposure to uncontrollable changes to cost position Plants strategically located in one of the most attractive wood fiber regions in the world Proximity to terminals results in low “to-port” transportation costs Cost-effective transportation due to ownership and/or control of ports

UNMATCHED GLOBAL SCALE PROVIDES DURABLE COMPETITIVE ADVANTAGES

Enviva is the world's largest publicly traded global enterprise supplier of utility-grade wood pellets in a highly fragmented industry with numerous small, single-plant operators

- A "build and copy" approach allows for highly efficient, large-scale production facilities and creates operating leverage
- Multi-plant profile and global scale translate into superior reliability and opportunities for optimization
- Access to robust fiber baskets allows for reliable raw material supply and a flat marginal cost curve for incremental production



Production Capacity[1] (Thousand MTPY)
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
5,000
5,500
6,000
# of Plants[1]
Location
GLOBAL ENTERPRISE SUPPLIERS
Enviva
10
U.S.
Graanul Invest
12
Baltics / U.S.
Pinnacle Renewable Energy
9
Canada / U.S.
VERTICALLY-INTEGRATED SUPPLIERS
Drax Biomass
3
U.S.
Georgia Biomass (RWE)
1
U.S.
SMALL & REGIONAL SUPPLIERS
An Viet Phat
1
Vietnam
FRAM Renewable Fuels
3
U.S.
Highland Pellets
1
U.S.
Pacific Bioenergy
3
Canada
Tanac SA
1
Brazil
As the world's largest supplier of industrial wood pellets, Enviva is frequently the sole-source supplier for our customers
Current Capacity
Under development / construction or financed for completion by 2021[2]

1) Enviva's total production capacity and number of plants are based on nameplate capacities of our existing operating plants, planned capacity expansions at our Southampton and Northampton plants, and the estimated capacity of the Greenwood plant, the Lucedale plant, and the Epes plant. We expect to have the opportunity to acquire assets or completed development projects from our Sponsor or the Sponsor JV in the future. Production capacity and number of plants for other pellet producers are based on Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 1st Quarter 2020

2) Although the Greenwood plant is included in the category of "under development / construction", it is currently operational

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Enviva’s Production Facility in Hamlet, NC Advantaged Assets

STRATEGICALLY LOCATED PRODUCTION AND TERMINAL ASSETS

Production Plants – 3.5 million MTPY

Amory
Location: Amory, MS
Startup: August 2010 (acquired)
Annual Production: 120K MTPY

Ahoskie
Location: Ahoskie, NC
Startup: November 2011
Annual Production: 415K MTPY

Sampson
Location: Sampson, NC
Startup: November 2016
Annual Production: 555K MTPY, expected to increase to 600K MTPY during 2020

Cottondale
Location: Cottondale, FL
Startup: May 2008 (acquired)
Annual Production: 760K MTPY

Northampton[1]
Location: Northampton, NC
Startup: April 2013
Annual Production: 550K MTPY

Southampton[1]
Location: Southampton, VA
Startup: October 2013
Annual Production: 545K MTPY

Hamlet[2]
Location: Hamlet, NC
Startup: June 2019
Annual Production expected to increase to 600K MTPY by the end of 2020

- Clusters of geographically dispersed, fully-contracted fleet of production plants
- Strategically located portfolio of ports providing optimal to-port logistics
- Build & copy design – leverages common processes and operational knowledge
- Large scale optimizes fixed-cost absorption



Southampton, VA
Northampton, NC
Ahoskie, NC
Amory, MS
Hamlet, NC
Port of Chesapeake, VA
Sampson, NC
Port of Wilmington, NC
Cottondale, FL
Port of Mobile, AL
Port of Panama City, FL
Plants
Ports

Storage and Terminaling Assets

Wholly Owned

Port of Chesapeake
Location: Chesapeake, VA, wholly-owned by Enviva
Startup: November 2011
Storage: Dome storage with 90K metric tons of capacity, and 2.5 million MTPY through-put capacity

Port of Wilmington
Location: Wilmington, NC, wholly-owned by Enviva
Startup: 2016
Storage: Dome storage with 90K metric tons of capacity, and 3 million MTPY through-put capacity

Via 3rd-Party Agreements

Port of Mobile
Location: Mobile, AL
Startup: 3rd Party Agreement
Storage: Flex barge storage with 45K+ metric tons of capacity

Port of Panama City
Location: Panama City, FL
Startup: 3rd Party Agreement
Storage: Warehouse storage with 32K metric tons of capacity

1) Production capacities for the Northampton and Southampton plants do not include increased production capacity pursuant to ongoing expansion projects. The Partnership continues to expect to commence the expanded production ramp for the Northampton plant and the Southampton plant in the second and third quarters of 2020, respectively
2) The Partnership expects the Hamlet plant to reach its nameplate production capacity of approximately 600,000 MTPY by the end of 2020

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STABLE FIBER COSTS AND STRUCTURAL FEEDSTOCK ADVANTAGE SOURCING 1) Source: All data except data for Brazil are from RISI World Timber Price Quarterly – April 2020 for the fourth quarter of 2019. The wood chip price for Latvia is based on CIF Sweden. Data for Brazil is from Forest2Market - the cost of delivered wood chips in Brazil is approximately US$41-$43 per green metric ton. The primary in-country market for these chips is the food production and crop industries, which use chips for heat and drying purposes. However, the average minimum FOB price in Brazil is around US$148 per dry metric ton due to the logistical and administrative costs related to exporting these chips; 2) Timber Mart South – North Carolina Q1 2020; 3) FIA Data (EVALIDator; 2019): in the last year where state forest inventory data is available, total wood fiber within the fiber sourcing area for the Partnership’s Northampton plant grew by approximately 30.4 million tons and total harvest removals were approximately 16.7 million tons, resulting in 13.7 million tons of excess fiber; 4) FIA Data 16 Million MT of Wood Inventory Million MT of Wood Inventory Million MT of Wood Inventory Million MT of Wood Inventory 430 640 620 REGION 600 560 15% 2010 2012 2014 2016 2018 REGION 530 14% 2010 2012 2014 2016 2018 1,050 REGION 900 800 $61$136 USJapan $50 2000 – 2020 North Carolina Pulpwood Fragmented, Natural Resource Supply Base ▪ 65,000+ private landowners ▪ 860 million+ tons of fiber ▪ ~14 million tons net annual fiber excess3 ▪ 1 million tons annual facility demand ▪ Only a few buyers of low-grade fiber, which only cost-effectively Hardwood RoundwoodPine RoundwoodOpen / Farmlandtravels ~75 miles Net Fiber Growth After All Uses4 CHESAPEAKE 1,000 950 85020% 20102012201420162018 610 GULFWILMINGTON 590 SOURCINGSOURCING 570 550 580 510 540 Nor ampton mi. GREENWOOD SOURCING 420 REGION 410 400 390 9% 380 2010 2012 2014 2016 2018 Long-term, Stable Delivered Cost of Fiber2 US$ / green ton $40 $30 $20 $10 $0 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 Structural Cost of Goods Sold Advantage1 Wood chip US$ / dry ton $145 Latvia $145 Germany Southern $148 Brazil

Barge-to-Ship Loading at Enviva’s Operations in Mobile, AL Contracted Position & Risk Mitigation

INCREASINGLY DIVERSE CUSTOMER BASE FURTHER ENHANCES STABILITY

2019 Off-Take Contract Mix


Other
Orsted
Drax
Lynemouth
Engie

~3.6 million MTPY

2025 Off-Take Contract Mix[1]


Other Creditworthy Japanese Customers
Toyota Tsusho
Suzukawa
Sumitomo Forestry
Sumitomo
Ichihara/Equis
Marubeni
Mitsubishi
Drax
Lynemouth
MGT
Orsted
Engie

~6.7 million MTPY[1]

~50% from Japanese customers with largest customer representing ~15% of the contract mix by 2025[1]

13.9 Years[2]
weighted-average remaining term

$19.2 Billion[2]
contracted revenue backlog

1) Includes base annual delivery quantity and excludes the impact of the Partnership, our Sponsor and the Sponsor JV's option to increase or decrease the annual delivery quantity under the associated off-take contracts

2) As of April 1, 2020. Includes all volumes under the firm and contingent off-take contracts held by the Partnership, our Sponsor, and the Sponsor JV. Although the Partnership expects to have the opportunity to acquire these contracts from our Sponsor and the Sponsor JV, there can be no guarantee that we will acquire these, or any, contracts from our Sponsor or the Sponsor JV

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LONG-TERM, TAKE-OR-PAY OFF-TAKE CONTRACTS WITH PASSTHROUGH PROVISIONS RESULT IN PREDICTABLE CASH FLOWS $20 0 grade-rated trading houses pricing component $16 0 activities $12 0 $80 provides margin expansion $40 pricing matches al $0 Tradition al Pulpwo od 1) 2) 3) Note: off-take contract terms are examples of various provisions within our portfolio of contracts. No single contract in our portfolio contains every provision listed above Not representative of all contracts with regard to stumpage and diesel passthroughs Additional details are available as part of our press release as of April 29, 2020 19 All customers remain in compliance with take-or-pay obligations despite the COVID-19 pandemic3 Fixed, back to back shipping component with bunker fuel passthrough Fiber (“stumpage”) cost ~10% of sales price, driven by strong fiber basket in Southeast U.S. Shipping Indexed diesel mitigates fuel exposure from harvesting, inland transport, and processing Price escalators protect against erosion of underlying cost position and opportunity for Indexed stumpage underlying raw materi commodity cost to regional indices Diesel1 1 Base Price Stumpage1 Illustrative Passthroughs and Escalators2 Typical Contract Provisions1 Counterparty Major utilities and investment Term Up to 20 years Take-or-Pay Yes Termination Make-Whole Yes Margin Protection1 Price escalators Yes Fiber / diesel passthroughs Yes, in some contracts Shipping costs Fixed with matching long-term shipping contracts Bunker fuel passthrough Yes Changes in Law / Government Regulations Provisions designed to protect against changes in law / government regulations

CONTRACT AND MARKET UPDATE – EUROPE ▪ In December 2019, the European Commission announced the European Green Deal that aims to decarbonize all parts of the EU’S economy and transform the EU into the first climate-neutral continent by 2050. The European Green Deal proposes to reduce GHG emissions by at least 50 to 55% by 2030 (compared to 1990 levels), which is in line with the level required to limit global warming to 1.5 °C. Subsequently, in early March 2020, the European Commission presented the proposed European Climate Law which calls for a legally binding target of net zero GHG emissions by 2050 and addresses the pathway to achieve this target. By September 2020, the European Commission is expected to adopt a proposal to increase the 2030 target to at least 50 percent compared to 1990 levels, up from the current goal of at least 40 percent. ▪ In April 2020, climate and environmental ministers from thirteen European countries, including Germany, Denmark, and the Netherlands, called on the European Commission to use the European Green Deal as a framework for integrating the green transition into a comprehensive European Union recovery plan from COVID-19. Shortly after the environmental ministers’ joint statement, 180 political decision-makers, business leaders, trade unions, non-governmental organizations, and think tanks, led by the Chairman of the Environment Committee at the European Parliament, formed a European alliance for a Green Recovery which calls for investment packages that would accelerate the transition towards climate neutrality and healthy ecosystems as Europe prepares to rebuild its economy after COVID-19. ▪ The German government continues to progress the implementation of the Commission on Growth, Structural Economic Change and Employment’s (Coal Commission) recommendations. The laws regarding the gradual coal phase-out and the shut-down of coal-fired power generation assets are currently being discussed within Germany’s Federal Government. Meanwhile, many German cities and communities, including Berlin, Frankfurt, Hamburg, and Munich, have set regional coal phase-out target dates ranging from 2022 to 2030, well ahead of the national target of 2038. We expect these developments to drive substantial demand for biomass in Germany. ▪ In the United Kingdom (the “UK”), the Conservative Party won a decisive victory in the December 2019 election and committed to continue to pursue net-zero carbon emissions across the UK’s economy by 2050 and to fund the development of carbon capture and storage (“CCS”) projects. These policies could support additional large-scale industrial biomass usage, particularly biomass used in conjunction with CCS. 20 European industrial wood pellet demand continues to grow

CONTRACT AND MARKET UPDATE – ASIA AND REST OF WORLD ▪ On December 12, 2018, Japan’s METI announced that, as of June 2018, Japan’s operating biomass power generation capacity under its FiT scheme reached approximately 2.4 GWs. Coupled with additional FiT-approved biomass power generation capacity of 8.6 GWs, total biomass generation capacity under the FiT scheme reached 11.0 GWs. Although some approved capacity may be cancelled if developers fail to meet certain project development milestone requirements, the approved capacity is significantly above the country’s target of 6.0 to 7.5 GWs of biomass power by 2030. For reference, it would take at least 25.0 to 30.0 million metric tons of wood pellets annually to generate 10.0 GWs of biomass power. The Japanese government approved the country’s fifth Strategic Energy Plan prepared by METI. In addition to confirming renewable energy’s target share of 22 to 24 percent in Japan’s 2030 energy mix, the plan designated renewables, including biomass, as a main source of power generation, indicating a major shift in government policy that recognizes renewable energy’s role as a baseload power source. ▪ ▪ The Partnership and our Sponsor have now entered into firm and contingent long-term off-take contracts totaling over 3.4 million MTPY with major Japanese trading houses and energy companies. These include a 15-year, 180,000 MTPY contract between Mitsubishi Corporation and the Partnership, two 10-15 year contracts totaling 660,000 MTPY between Mitsubishi Corporation and our Sponsor, three 15-18 year contracts totaling 960,000 MTPY between Sumitomo Corporation and our Sponsor, two 10-15 year contracts totaling 280,000 MTPY between Marubeni Corporation and the Partnership, a 17-year contract between the Partnership and Toyota Tsusho Corporation with initial volumes of 100,000 MTPY for the first five years, increasing to 175,000 MTPY thereafter, a 17-year, 340,000 MTPY contract between Suzukawa Energy Center Ltd and our Sponsor, an 18-year, 150,000 MTPY contract between Sumitomo Forestry Co. Ltd. and our Sponsor, two 15-20 year contracts between major Japanese trading houses and energy companies and our Sponsor totaling 460,000 MTPY2, and a 20-year, 270,000 MTPY contract between Ichihara Yawatafuto Biomass Power GK and the Partnership2. All contracts are expected to commence between 2021 and 2024. The government of South Korea announced at the 2019 UN Climate Summit that it will shut down ten coal-fired power plants by 2022, which may drive a significant increase in biomass demand. ▪ 1)Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 1st Quarter 2020. Wood pellet demand in Asia is expected to triple from 5.4 million MTPY in 2019 to 15.8 million MTPY in 2024 2)Subject to certain conditions precedent, which the Partnership expects to be met during the first half of 2020 21 Emerging demand in Asia expected to nearly triple to 15.8 million MTPY by 20241

BUSINESS MODEL MITIGATES RISK Off-take Contracts1 Long-term, take-or-pay, price determinant with make-whole and market-based damages Customers operate grid-critical, baseload generation facilities Predominantly U.S. Dollar denominated Cost passthroughs and escalators protect against inflation, cost of fiber, and fuel costs Provisions to protect against changes in laws, import duties, and taxes Operations & Fiber Geographically dispersed fleet of production plants located in strong fiber baskets with low population density across the Southeast U.S. Strategically located portfolio of ports providing optimal to-port logistics “Build and copy” approach facilitates common processes and operational knowledge Government-issued guidance identifies biomass as essential to continued critical infrastructure viability in current COVID-19 pandemic ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ DURABLE CASH FLOWS Shipping Long-term, fixed-rate shipping contracts matching off-take tenor and volume Multiple shipping partners Cost of bunker fuel passed through to customer Markets & Financials Strong balance sheet and conservative financial policy Not exposed to volatility in the price of crude oil, natural gas, or other energy commodities Insurance program tailored for operations and scale of business Currency hedges in place to mitigate foreign currency risk $350 million expanded revolver provides strong liquidity and significant financial flexibility for drop-downs and acquisitions ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ 1)Note: off-take contract terms are examples of various provisions within our portfolio of contracts; no single contract in our portfolio contains every provision listed above 2)Additional details are available as part of our press release as of April 29, 2020 22 The Partnership’s operational and financial results largely unaffected by COVID-192 env1va . ... Enviva's Port of Chesapeake terminal Substantial Growth Opportunities

THREE PILLARS OF GROWTH export wood pellets through Pascagoula terminals in the Port of Chesapeake and 1)The estimated incremental adjusted EBITDA that can be expected from the expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity at the Northampton and Southampton production plants 2)The Sponsor and the Sponsor JV are progressing development of wood pellet production plants and marine terminals, including constructing the Pascagoula terminal and the Lucedale plant, investing incremental capital in the Greenwood plant, developing the Epes plant, and evaluating additional sites. Although we expect to have the opportunity to acquire assets or completed development projects and associated contracts from our Sponsor or the Sponsor JV in the future, we cannot assure you that our Sponsor or the Sponsor JV will be successful in completing their development/expansion projects or that we will successfully negotiate an agreement with our Sponsor or the Sponsor JV to acquire such assets, projects, or associated contracts 24 Third-Party Acquisition Opportunities ▪Proven, successful, and selective acquirer ▪Acquisitions must compare favorably to Sponsor development pipeline and drop-down economics ▪Target opportunities must be core to the business and bring new customer set, strategic capability, and / or geographic diversification Accretive Drop-Downs from Sponsor ▪Four drop-downs since IPO including 1.7 million MTPY of production capacity and 3 million MTPY of terminaling capacity ▪3+ million MTPY development pipeline at our Sponsor, including: ▪The Greenwood plant2 ▪The Pascagoula terminal2 ▪The Lucedale plant2 ▪The Epes plant2 ▪Additional sites for pellet production plants in Alabama and Mississippi, which would terminal ▪Locations near the Partnership’s existing Port of Wilmington Organic Growth within the Partnership ▪Pricing increases and escalators under existing contracted position ▪400,000 MTPY aggregate production capacity expansion underway at Northampton and Southampton ▪~$130.0 million expected investment and ~$28 - $32 million in expected incremental adjusted EBITDA annually1 ▪Expanded production ramp expected to commence in the 2nd quarter 2020 at Northampton and 3rd quarter 2020 at Southampton ▪Evaluating expansion opportunities at our other production plants ▪Anticipated annual organic growth driven by contract price escalations, cost reduction, and productivity improvements

THE PASCAGOULA CLUSTER[1]

EPES, AL



- "Build and copy" production plant
- FID expected in 2020[2]
- Finished products to be delivered to Port of Pascagoula by barge

LUCEDALE, MS



- "Build and copy" production plant under construction
- Robust fiber basket
- ~50 miles to Port of Pascagoula



EPES, AL

Plants | Port | Plant Sites under Control / Assessment

PORT OF PASCAGOULA, MS



- "Build and copy" deep-water marine terminal under construction
- Multi-modal access by rail, truck and barge, 3 million MTPY throughput capacity
- Deep berth capable of supporting Ultramax ships

The Sponsor's existing contracts underwrite several production plants around the Pascagoula terminal, in addition to the Lucedale plant

1) The Sponsor and the Sponsor JV are progressing development of wood pellet production plants and marine terminals, including constructing the Pascagoula terminal and the Lucedale plant, investing incremental capital in the Greenwood plant, developing the Epes plant, and evaluating additional sites. Although we expect to have the opportunity to acquire assets or completed development projects and associated contracts from our Sponsor or the Sponsor JV in the future, we cannot assure you that our Sponsor or the Sponsor JV will be successful in completing their development/improvement projects or that we will successfully negotiate an agreement with our Sponsor or the Sponsor JV to acquire such assets, projects, or associated contracts

2) Additional details are available as part of our earnings release as of April 29, 2020

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PROSPECTIVE GROWTH UNDERPINNED BY EXECUTED CONTRACTS AND POTENTIAL DROP-DOWNS



Illustrative Adj. EBITDA Growth[1]
Fully contracted potential to double 2019 adj. EBITDA
$141.3[2]
2019
$165 - $175[3]
2020
~$28 - $32
Southampton / Northampton Expansions[4]
~$20 - $30
Plant Drop[5] - Greenwood or Lucedale Plant
~$20 - $30
Plant Drop[5] – Greenwood or Lucedale Plant
~$10 - $15+
Pascagoula Terminal[5]
Two production facilities and a terminal under construction/expansion
~$25 - $35
Epes Plant[5]
~$25 - $35
Pascagoula Cluster Plant 3[5]
~$25 - $35
Future Production Plant[5]
Sponsor and the Sponsor JV contracts underwrite several additional production plants
Targeting annual organic growth in underlying base business even without drop-down acquisitions and plant expansions

1) This chart is for illustrative purposes and consists of estimates based on numerous assumptions made by us that are inherently uncertain and are subject to significant risks and uncertainties, which are difficult to predict and many of which are beyond our control. There can be no assurance that any of the estimates may prove to be correct. Actual results may differ materially; 2) As reported on February 26, 2020; 3) As of April 29 2020, the Partnership expects full-year 2020 net income to be in the range of $52.2 million to $62.2 million, and continues to expect adjusted EBITDA to be in the range of $165.0 million to $175.0 million, and distributable cash flow to be in the range of $119.0 million to $129.0 million, prior to any distributions attributable to incentive distribution rights paid to our general partner. The guidance does not include the impact of any acquisitions by the Partnership from our Sponsor or the Sponsor JV, or third parties. Please see slide 41 for additional details on full-year guidance; 4) For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the Southampton / Northampton expansions to the most directly comparable GAAP financial measures, please see slide 42; 5) The estimated incremental adjusted EBITDA from a drop-down of a wood pellet production plant or a marine terminal represents the run-rate adjusted EBITDA that can be expected from such a facility, based on estimated production or terminaling capacity of such a facility upon achieving full run-rate and our Sponsor or the Sponsor JV's existing contracts that may be associated with such a facility. The sequence of the drop-down transactions is for illustrative purposes only and subject to change. Although we expect to have the opportunity to acquire assets or completed development projects, including the Greenwood plant, the Lucedale plant, the Epes plant, and the Pascagoula terminal, from our Sponsor or the Sponsor JV in the future, we cannot assure you that our Sponsor or the Sponsor JV will be successful in completing their development / improvement projects or that we will successfully negotiate an agreement with our Sponsor or the Sponsor JV to acquire such assets or projects

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26

DEVELOPMENT AND EXPANSION OPPORTUNITIES

Sponsor's Development Pipeline – "Build and Copy" Approach


Greenwood, SC
Lucedale, MS
Port of Pascagoula, MS
Port of Jacksonville, FL
Plants in the Partnership
Plants under construction / expansion
Plant sites under control / assessment¹
Ports in or leased by the Partnership
Ports under construction/expansion
Port sites under control / assessment¹

Production Capacity Expansion Underway at Southampton and Northampton Plants





- ~400,000 MTPY expected aggregate capacity expansion
- ~$28 - $32 million in expected incremental adjusted EBITDA annually[2]
- ~$130 million expected investment in additional production assets and emissions control equipment
- Expanded production ramp for the Northampton and Southampton plants expected to begin in the second and third quarters of 2020, respectively

1) Assets under control / assessment are shown at approximate locations
2) The estimated incremental adjusted EBITDA is based on an internal financial analysis of the anticipated benefit from the incremental production capacity at the Northampton and Southampton production plants. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the expansions to the most directly comparable GAAP financial measures, please see slide 42 enviva 27

MARKET GROWTH DRIVEN BY APPLICATION DIVERSITY 1)Graph illustrative only 28 Market Driven Policy Driven Price Per Ton Long-term contracted demand for wood pellet displacement of coal has enabled substantial infrastructure investment in processing and logistics assets Resulting global distribution capability for low cost fiber can fulfill emerging demand from other applications for wood pellets Future Market Application and Potential Size1 Chemicals Polymers Bio-Crude Cellulosic (C5 / C6 sugar) Lignin bi-products Industrial Steam District Heating Loops Retail Heating CHP Combined Heat & Power Coal Displacement

Night Shift at Enviva Pellets Northampton Financial Highlights 29

GUIDANCE 1)The Partnership expects full-year 2020 net income to be in the range of $52.2 million to $62.2 million, and continues to expect adjusted EBITDA to be in the range of $165.0 million to $175.0 million, and distributable cash flow to be in the range of $119.0 million to $129.0 million, prior to any distributions attributable to incentive distribution rights paid to our general partner. The Partnership continues to expect to distribute between $2.87 and $2.97 per common unit for full-year 2020, before considering the benefit of any acquisitions or drop-down transactions. Additional details are available as part of our earnings release as of April 29, 2020 2)Additional details are available as part of our earnings release as of April 29, 2020 30 Targeted distribution coverage ratio for 2020 is at least 1.20 times, on a forward-looking annual basis2 The Partnership expects to distribute between $2.87 and $2.97 per common unit for full-year 20201

FINANCIAL RESULTS 1)See slides 39 and 40 for Adjusted EBITDA, Adjusted Gross Margin per Metric Ton and Distributable Cash Flow reconciliations 2)Prior to any distributions paid to our general partner 31 Nineteenth consecutive distribution increase since the IPO

Tool and Die Work at Enviva’s Production Plant in Ahoskie, NC Experienced Team

HIGH CALIBER LEADERSHIP

Management and Board with Significant Industry Experience

Management	Directors
John Keppler Chairman & CEO	John Bumgarner Director (Independent)
Shai Even EVP & CFO	Bill Reilly Director (Independent)
Yana Kravtsova EVP, Comm., Public & Environ. Affairs	Gary Whitlock Director (Independent)
Nic Lane EVP, Human Capital	Janet Wong Director (Independent)
Thomas Meth EVP, Sales & Marketing	Ralph Alexander Director
Bill Schmidt EVP, Corp. Dev. & GC	Robin Duggan Director
Royal Smith EVP, Operations	Jim Derryberry Director
Ray Kaszuba SVP, Finance & Treasurer	Chris Hunt Director
Jim Geraghty VP, Operations Finance	Carl Williams Director
Oscar Young VP, Corporate Controller	


BP
Williams
Exxon
EPA
Buckeye
Alon
CenterPoint
KPMG
GM
AES

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33

ENVIVA: A COMPELLING STORY return5 since IPO Southampton plants. We expect to commence the production ramp for the Northampton and Southampton plant expansions in the second and third quarters of 2020, respectively. We also expect the Hamlet plant to reach its nameplate production capacity of approximately 600,000 MTPY by the end of 2020; 2) As of April 1, 2020, excluding volumes under the contracts between long-term off-take customers and our Sponsor and the Sponsor JV; 3) The Partnership expects to maintain a 50/50 equity/debt capital structure for drop-downs, acquisitions, and major expansions, a total ratio of net debt to adjusted EBITDA (the “Leverage Ratio”) of 3.5 - 4 times, and a distribution coverage ratio of 1.20 times, on a forward-looking annual basis. The Partnership’s Leverage Ratio is calculated pursuant to the Partnership’s credit agreement and may reflect the pro forma impact of drop-downs, acquisitions, and major expansions; 4) On April 29, 2020, reaffirmed previously provided distribution guidance to distribute between $2.87 and $2.97 per common unit for full-year 2020; 5) The Partnership’s compound annual distribution per common unit growth rate is based on distributions declared since the Partnership’s IPO and through the first quarter of 2020. The annualized total return for the Partnership’s common units since the Partnership’s IPO is per Bloomberg data, as of April 30, 2020; 6) As of April 1, 2020, includes all volumes under the firm and contingent off-take contracts held by the Partnership, the Sponsor and the Sponsor JV. Although the Partnership expects to have the opportunity to acquire these contracts from our Sponsor and the Second JV, there can be no guarantee that the Partnership will acquire all or any of such contracts 34 ~4 Million MTPY1 World’s largest utility-grade wood pellet producer Fully Contracted Through 2025 $10.2 billion backlog / 11.4 year weighted-average remaining term2 Conservative Financial Policy 50/50 equity/debt structure, 3.5 – 4.0x Leverage Ratio 1.20x forward-looking annual distribution coverage3 Distribution per Unit $2.87-2.974 11% compound annual growth rate5 and 21% annualized total $19.2 Billion / 13.9 Years Backlog held by the Partnership, our Sponsor and Sponsor JV6 1) The Partnership’s expected production capacity by the end of 2020, including the nameplate capacity of approximately 600 Visible Drop-Down Inventory 3+ million MTPY Sponsor development pipeline ,000 MTPY at the Hamlet plant and increased production capacity pursuant to ongoing expansion projects at the Northampton and env1va WAY Financial Information & Reg G Reconciliations

NON-GAAP FINANCIAL MEASURES This presentation contains certain financial measures that are not presented in accordance with GAAP. Although they should not be considered alternatives to the GAAP presentation of the financial results of the Partnership, management views such non-GAAP measures as important to reflect the Partnership’s actual performance during the periods presented. Non-GAAP Financial Measures In addition to presenting our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use adjusted gross margin per metric ton, adjusted EBITDA and distributable cash flow to measure our financial performance. Adjusted Gross Margin per Metric Ton We define adjusted gross margin per metric ton as gross margin per metric ton excluding asset disposals, depreciation and amortization, changes in unrealized derivative instruments related to hedged items included in gross margin, certain non-cash waivers of fees for management services provided to us by our sponsor (collectively, the “MSA Fee Waivers”), non-cash unit compensation expense, certain items of income or loss that we characterize as unrepresentative of our ongoing operations, including certain expenses incurred related to a fire that occurred at our Chesapeake terminal on February 27, 2018 (the “Chesapeake Incident”) and Hurricanes Florence and Michael (the “Hurricane Events”), consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, as well as employee compensation and other related costs allocated to us in respect of the Chesapeake Incident and the Hurricane Events pursuant to our management services agreement with an affiliate of our sponsor for services that could otherwise have been dedicated to our ongoing operations, and acquisition costs, and the effect of certain sales and marketing, scheduling, sustainability, consultation, shipping and risk management services (collectively, the “Commercial Services”). We believe adjusted gross margin per metric ton is a meaningful measure because it compares our revenue-generating activities to our operating costs for a view of profitability and performance on a per metric ton basis. Adjusted gross margin per metric ton will primarily be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our production plants and the production and distribution of wood pellets. 36

NON-GAAP FINANCIAL MEASURES (CONT.) Adjusted EBITDA We define adjusted EBITDA as net (loss) income excluding depreciation and amortization, interest expense, income tax expense, early retirement of debt obligations, MSA Fee Waivers, non-cash unit compensation expense, asset impairments and disposals, changes in unrealized derivative instruments related to hedged items included in gross margin and other income and expense, certain items of income or loss that we characterize as unrepresentative of our ongoing operations, including certain expenses incurred related to the Chesapeake Incident and Hurricane Events, consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, as well as employee compensation and other related costs allocated to us in respect of the Chesapeake Incident and Hurricane Events pursuant to our management services agreement with an affiliate of our sponsor for services that could otherwise have been dedicated to our ongoing operations, and acquisition costs, and the effect of the Commercial Services. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures and interest expense net of amortization of debt issuance costs, debt premium, original issue discounts, and the impact from incremental borrowings related to the Chesapeake Incident and Hurricane Events. We use distributable cash flow as a performance metric to compare the cash-generating performance of the Partnership from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. We do not rely on distributable cash flow as a liquidity measure. 37

NON-GAAP FINANCIAL MEASURES (CONT.) Limitations of Non-GAAP Financial Measures Adjusted net income, adjusted gross margin per metric ton, adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted net income, adjusted gross margin per metric ton, adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. 38

NON-GAAP FINANCIAL MEASURES RECONCILIATION

The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income (loss):

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our Annual Report on the 10-K and slide 36 through 38 for basis of presentation.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW	Three Months Ended March 31,	
	2020	2019
NET INCOME (LOSS)	$ 7,633	$ (8,923)
ADD:		
DEPRECIATION AND AMORTIZATION	13,950	11,208
INTEREST EXPENSE	10,394	9,633
NON-CASH UNIT COMPENSATION EXPENSE	2,158	2,472
ASSET IMPAIRMENTS AND DISPOSALS	912	-
CHESAPEAKE INCIDENT AND HURRICANE EVENTS	-	289
CHANGES IN FAIR VALUE OF DERIVATIVE INSTRUMENTS	(6,795)	2,010
MSA FEE WAIVERS	3,185	-
ACQUISITION COSTS[1]	-	4,927
COMMERCIAL SERVICES	(2,257)	-
ADJUSTED EBITDA	**$ 29,180**	**$ 21,616**
LESS:		
MAINTENANCE CAPITAL EXPENDITURES	1,134	928
INTEREST EXPENSE, NET OF AMORTIZATION OF DEBT ISSUANCE COSTS, DEBT PREMIUM, ORIGINAL ISSUE DISCOUNT AND IMPACT FROM INCREMENTAL BORROWINGS RELATED TO CHESAPEAKE INCIDENT AND HURRICANE EVENTS	9,418	8,848
DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP	**$ 18,628**	**$ 11,840**
LESS: DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO INCENTIVE DISTRIBUTION RIGHTS[2]	3,457	2,042
DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP LIMITED PARTNERS	**$ 15,171**	**$ 9,798**
CASH DISTRIBUTIONS DECLARED ATTRIBUTABLE TO ENVIVA PARTNERS, LP LIMITED PARTNERS[2]	22,856	19,403

1) Includes: a) $4.2 million of incremental costs incurred during the first quarter of 2019, which were unrepresentative of our ongoing operations, in connection with our evaluation of the potential purchase of a third-party wood pellet production plant (the "Potential Target"). When we commenced our review, the Potential Target had recently returned to operations following an extended shutdown during a bankruptcy proceeding with the intent of demonstrating favorable operations prior to conducting an auction sale process; however, the Potential Target had not yet established a logistics chain through a viable export terminal, given that the terminal through which the plant historically had exported was not operational at the time and was not reasonably certain to become operational in the future. Accordingly, as part of our diligence of the Potential Target, we developed an alternative logistics chain to bring the Potential Target's wood pellets to market and began purchasing the production of the Potential Target for a trial period. The incremental costs associated with the establishment and evaluation of this new logistics chain primarily consist of barge, freight, trucking, storage, and shiploading services. We had completed our evaluation of the alternative logistics chain and determined it was not viable; consequently, we did not expect to incur additional costs of this nature in the future; and b) $0.7 million in costs incurred during the first quarter of 2019 related to the Partnership's acquisition of all of the Class B units of Enviva Wilmington Holdings, LLC in April 2019; 2) Distributable cash flow attributable to incentive distribution rights, cash distributions declared attributable to Enviva Partners, LP limited partners, and distribution coverage ratio for the first quarter of 2019 were calculated based on common units outstanding as of March 31, 2019

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39

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) The following table provides a reconciliation of gross margin to adjusted gross margin per metric ton: See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our Annual Report on the 10-K and slide 36 through 38 for basis of presentation. : (In thousands, except per metric ton) 2020 2019 $ $ 27,307 912 471 13,640 9,907 IMPAIRMENTS AND DISPOSALS 11,070 359 2,010 4,243 (6,795) 1 (2,257) 33,278 1,004 33.15 $ $ 27,589 843 32.73 $ $ 1) Please see footnote 1) a) on slide 39 for additional details 40 ADJUSTED GROSS MARGIN PER METRIC TON METRIC TONS SOLD ADJUSTED GROSS MARGIN ACQUISITION COSTS COMMERCIAL SERVICES IN UNREALIZED DERIVATIVE INSTRUMENTS CHANGES CHESAPEAKE INCIDENT AND HURRICANE EVENTS DEPRECIAT ION AND AMORTIZATION NON-CASH UNIT COMPENSATI ON EXPENSE ASSET GROSS MARGIN Three Months Ended March 31, RECONCIL/ATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN PER METRIC TON

2020 GUIDANCE December 31, 2020 $ 52.2-62.2 65.8 40.8 8.4 3.0 {6.8) 4.2 {4.1) 1.5 165.0-175.0 1 $ 39.1 6.9 119.0 - 129.0 $ 1) Includes $3.2 million of MSA Fee Waivers during the first quarter of 2020 and expected $1.0 million of MSA Fee Waivers during the second quarter of 2020 41 ESTIMATED DISTRIBUTABLE CASH FLOW MAINTENANCE CAPITAL EXPENDITURES INTEREST EXPENSE NET OF AMORTIZATION OF DEBT ISSUANCE COSTS, DEBT PREMIUM, ORIGINAL ISSUE DISCOUNT AND IMPACT FROM INCREMENTAL BORROWINGS RELATED TO CHESAPEAKE INCIDENT AND HURRICANE EVENTS LESS: ESTIMATED ADJUSTED EBITDA OTHER NON-CASH EXPENSES COMMERCIAL SERVICES MSA FEE WAIVERS CHANGES IN THE FAIR VALUE OF DERIVATIVE INSTRUMENTS ASSET IMPAIRMENTS AND DISPOSALS NON-CASH UNIT COMPENSATION EXPENSE INTEREST EXPENSE DEPRECIATION AND AMORTIZATION ADD: ESTIMATED NET INCOME Twelve Months Ending

NON-GAAP FINANCIAL MEASURES RECONCILIATION This presentation contains an estimate of the incremental adjusted EBITDA our Sponsor and the Sponsor JV’s wood pellet production plants and marine terminal currently under development will generate on a run-rate basis and incremental adjusted EBITDA that our Southampton and Northampton plants will generate from the planned expansions at Southampton and Northampton production plants (the “Mid-Atlantic Expansions”). Presentation of estimated net income and reconciliations of estimated incremental adjusted EBITDA for potential drop-downs of any wood pellet production plant or marine terminal from our Sponsor or the Sponsor JV to the closest GAAP financial measure, net income, are not provided because the estimate of net income to be generated by the potential drop-downs of such wood pellet production plants or marine terminal is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of such assets is not available at this time. In addition, a presentation of estimated net income and a reconciliation of the estimated incremental adjusted EBITDA expected to be generated by the Mid-Atlantic Expansions to the closest GAAP financial measure, net income, are not provided because estimate of net income expected to be generated by the expansions is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of the expansions and depreciation are not available at this time. Our estimates of net income and / or adjusted EBITDA for such assets and project are based on numerous assumptions that are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from those estimates. For more information about such significant risks and uncertainties, please see the risk factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. 42 env1va Contact: Ray Kaszuba Senior Vice President,Finance and Treasurer +1240-482-3856 ir@envivapartners.com